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On October 23, 2006, MetaSolv, Inc. announced that had entered into an agreement and plan of merger with Oracle Systems Corporation and Marine Acquisition Corporation pursuant to which Oracle will acquire MetaSolv through a cash merger for $4.10 per share.

The proposed merger will be submitted to MetaSolv’s stockholders for their consideration and MetaSolv will file with the SEC a proxy statement to be used by MetaSolv to solicit the approval of the proposed merger by its stockholders, as well as other relevant documents concerning the proposed merger. You are urged to read the proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about MetaSolv at the SEC’s Internet Site (http://www.sec.gov). Copies of the proxy statement can also be obtained without charge, by directing a request to: MetaSolv Investor Relations, 5556 Tennyson Parkway, Plano, Texas 75024, or by telephone (972) 403-3000.

MetaSolv and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MetaSolv in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading MetaSolv’s definitive proxy statement dated April 10, 2006 in connection with MetaSolv’s annual meeting of stockholders held on May 9, 2006 and by reading the proxy statement regarding the proposed merger when it becomes available.

This document contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly, those statements regarding the effects of the proposed merger, and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to MetaSolv as of today’s date, and MetaSolv does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of MetaSolv or the combined company and actual results may vary materially from the results and expectations discussed. For instance, while MetaSolv and Oracle have signed an agreement to merge, there is no assurance that they will complete the proposed merger. In the event the companies do not receive necessary approval of MetaSolv’s stockholders or government approvals or fail to satisfy conditions to closing, the merger agreement will terminate. Additional risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of MetaSolv into Oracle’s business, and each company’s ability to compete in the highly competitive software industry. The revenues, earnings and business prospects of MetaSolv and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, the variance of quarterly operating results; MetaSolv’s ability to successfully manage and integrate acquisitions; MetaSolv’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; MetaSolv’s continued use of strategic relationships; its ability to manage growth; MetaSolv’s international operations; its ability to meet customer expectations; the quality of MetaSolv’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and MetaSolv’s ability to reduce its cost structure. These and other risks are identified from time to time in MetaSolv’s SEC reports and public announcements.

This filing consists of a transcript of a conference call held at 10:30 a.m. central time on October 25, 2006, and slides presented during the conference call.

2

METASOLV, INC. CONF. CALL

Moderator: David Sharpley

October 25, 2006

10:30 am CT

Operator:	Good morning ladies and gentlemen. Welcome to the MetaSolv Conference Call. At this time all participants are in a listen-only mode. I would like to turn the Conference over to Andrea Ward.

Please go ahead, Ms. Ward.

Andrea Ward:	Thank you.

Good morning and good afternoon; and welcome to today’s conference call to provide our customers and partners more information about this past Monday’s announcement that Oracle is buying MetaSolv, a leader in service fulfillment operations support system solutions for the communications industry.

We have posted a presentation on the MetaSolv website that outlines today’s discussion. If you’d like to open this presentation, please go to www.MetaSolv.com and go to the Investor section of the site.

We’re joined today by Bhaskar Gorti, Senior Vice President and General Manager of the Oracle Communications Global Business Unit; and David

Sharpley, MetaSolv’s Executive Vice President of Marketing and Product Management. Before handing the call over to Bhaskar Gorti, I’m required to read this legend for the proposed transaction. You can see this on Page 2 of the presentation.

It says, “This document contains forward-looking statements that are made pursuant to the safe harbor provisions of the private securities litigation reform act of 1995. Particularly, those statements regarding the effects of the proposed merger and those preceded by, followed by, or that otherwise include the words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘estimates’, or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Oracle and MetaSolv as of today’s date; and Oracle and MetaSolv do not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of Oracle, MetaSolv or the combined companies and actual results may vary materially from the results, and expectations expressed in or implied by these forward-looking statements.”

“For instance, while Oracle and MetaSolv have signed an agreement to merge; there is no assurance that they will complete the proposed merger. In the event the companies do not receive approval of MetaSolv stockholders or government approvals, or fail to satisfy conditions to closing, the merger agreement will terminate”.

Okay; now that we have that behind us, I’d like to turn the call over to Bhaskar Gorti.

Bhaskar Gorti:	Thanks Andrea.

Good morning and good afternoon. I want to thank all of you for taking this time in such a short notice to join us. We are very excited about having this discussion with you. There are a few key topics that myself and David will cover.

On Slide 3 – the agenda for this call briefly mentioned to you what the news is and give some more details behind that. Then I’ll climb Oracle’s strategic rationale in taking this decision and bringing and buying MetaSolv; and then briefly outline to you some of the benefits that we see our customers, and our prospects, and our partners would have in this proposed joined solution; and then I would turn over the call.

We are very excited to have David Sharpley from MetaSolv on the call with us to give an overview of MetaSolv and the next steps.

Now I’m on Slide Number 4 – just a brief overview of Oracle and communications. Over 90% of communications companies globally use Oracle applications and/or Oracle infrastructure and technologies. We have over 900 communications customers across all the countries around the world – 19 of the world’s top 20 service providers are using Oracle applications.

Now Oracle’s applications suite is a very broad industry offering. It has Portals Billing and Revenue Management, the E-Business Suite for ERP and a Supply-Chain Management, Siebel CRM Analytics, the PeopleSoft Human Resources Solution, the Time Stand In-Memory Database, and Sleepycat for Real-Time Data Management — the Service Delivery Platform, which is built on HotSip and Net4Call; and the data hubs for customer and product master data management; so Oracle today already has a very broad offering to the solutions industry in terms of all the way from ERP, CRM, Billing, Revenue Management, SDP, and our underlying technology.

So the news that we announced this Monday at OpenWorld is how we are further extending our solution footprint and offering to the market. Oracle has acquired MetaSolv who is a leading provider of operational support systems, or otherwise known as OSS, in the communications industry. This expands our Suite to bring in Provisioning, Network Resource Management, Discovery, Activation, and Mediation Solutions. We expect to close this transaction by the end of this calendar year or early January.

This combination of Oracle and MetaSolv really addresses now the end-to-end communications business processes in the Service Provider Industry. These include from Sales and Marketing Automation in CRM, to Billing and Revenue Management, to Operational Support Systems from Provisioning to Activation, to General Ledger in ERP; and then the Service Delivery Platforms; and all of this is built on open standards and leading database in Metalware Technology from Oracle.

We are very excited to have MetaSolv’s management and employees to join Oracle and they will become a part of the communications global business unit. It is extremely critical for us to maintain the relationships and the domain expertise, and enhance and grow them that MetaSolv has built over the last 10-plus years. The primary goal here for us is to make sure that in this transition we are collectively delivering on our customer commitments with minimal interruption.

I’m on Slide Number 6 – a brief overview of the Oracle Communications Global Business Unit. As the picture shows, Oracle has vast horizontal application portfolios in the technology ERP and CRM; and over the last two years, there’s been a very clear and precise drive in bringing mission critical vertical industry applications as you may have seen from Oracle in the detail industry in the Financial Services Industry and now in the Communications Service Provider Industry.

The goal of the business unit is to maintain lead and expand the domain expertise from companies like MetaSolv. The business unit will have a focused Product Management, Product Development, R&D, and Solution Expansion. The business unit will have a Global Sales Force that will work in selling the solutions that are offered by the business unit and collaborate with the rest of the Oracle offering.

The business unit will also have a dedicated Delivery Organization on a global basis to work with our customers, work with our customers’ IT groups, and our system integrative partners to deploy the communications of business unit solutions.

We will continue to provide the support that MetaSolv and Oracle Communications has been providing and further extend and leverage the global support infrastructure that Oracle has. We will continue to get direct customer feedback – whether it’s on one-on-one sessions or at user groups which we actually launched here at OpenWorld this week; and also in – with Industry Analysts and to get you in gear of feedback so that we can further fine-tune our solutions and offering to meet your needs. We will do this also by leveraging some of the technology investments that Oracle has made in database, metalware, and analytics.

I’m on Slide Number 7 – so as you have seen Oracle’s move in the Communications Industry from CRM to Billing and Revenue Management, OSS is the next logical focus for Oracle. This is based on extensive customer interaction and customer feedback in terms of the solutions suite and where the key pinpoints are for our customer base.

OSS is one the fastest growing software domains in the IT section of the Comms Industry and that’s primarily driven with – you have a huge deployment of next-generation networks, mass-market broadband, and IMS services. The complexity that is now being faced by our customers in the market to roll out complex IT services and bundling works over IP and IP Television; at the same time trying to maintain a very optimal total cost of ownership is driving the need to revisit OSS Systems and invest in a software package in this space.

This combination of Oracle and MetaSolv will further accelerate the shift of product and software-based applications in the OSS market segment. MetaSolv is one of the only companies that offers a true comprehensive multi-service, multi-network OSS Suite. There are a lot of point solutions out there, but we are very excited that MetaSolv is one of the only companies that has an end-to-end suite to meet Provisioning, Network Resource Management, Activation, and Mediation.

And the key here is that MetaSolv OSS Suite supports and has introduction, many existing and next-generation services, and networks. That, combined with Oracle’s global presence and support infrastructure, we really strongly believe that we have an opportunity to accelerate the software adoption in the OSS market.

This combination will further increase the addressable customer and market segment for Oracle. This further helps us drive our strategy of bringing packaged applications to the Comms Industry; and this adds to our goal of trying to become the Number 1 software-application provider to the Enterprise Industry.

I’m on Slide Number 8 – brief overview of what we mean by the End-to-End Communications Suite. The big driver for us is to look at the business processes that service providers have and then bring a pre-integrated open standards base solution to market. The three key highlights that we bring now to market and further extend the value proposition by having MetaSolv join us is providing a single campaign to cache Software Suite. This will help our customers lower their transaction cost and accelerate time to revenue.

This solution now will also help improve the End-to-End Network Asset Management as carriers around the world are deploying billions of dollars of investment in coming up with next-generation networks. This will help improve the efficiency and utilization of those networks; at the same time, keeping their capital expenditures to a minimum.

And the final key business process that is being enabled by this End-to-End Solution Suite is how do our customers reduce their time to market in launching new services in such a hyper-competitive environment. This streamlines the process all the way from ideas, to product and service creation, to pricing and packaging, defining the bundles, and then provisioning, activating the service. This enhances the competitiveness of our customers by giving them a rapid innovation cycle in rolling out new services.

I’m on Slide Number 9 – this is the End-to-End Integrated Communications Application Suite that we will be bringing to market with MetaSolv. Now a key point that I want to make here – these are pre-integrated; but at the same time, we recognize that our customers would have other existing solutions; so it’s very important that we use open standards to integrate these functional modules so that our customers can adopt the right module at the right time and be able to leverage the productized integrations that we bring to market.

So – you know – you are familiar with our Business Support Systems Solutions, Customer Relationship Management, the Financial Management, the Billing and Revenue Management that came into Oracle through the Portal Acquisition, the Siebel Analytics; and then now with MetaSolv, we bring a full Suite of OSS Systems from Provisioning, Inventory through Activation; and also something that’s very exciting across this entire Suite that MetaSolv brings to table is a service-creation environment that really looks at the End-to-End BSS-OSS in creating new services and rolling out in a short timeframe across multiple networks.

So what is all the benefits that our customers – the Oracle customers can expect from this? First, one of the key priorities that we hear from our customers is an integrated and integration-ready packaged application Suite. Second, we bring a set of complementary product offerings to address the End-to-End Business processes among the service provider market – whether it is service fulfillment, or Network Life Cycle Management, or simplification of creating new services.

This acquisition is very consistent with our publicly demonstrated strategy of developing deep industry functionality focus; and more importantly, the domain knowledge; so every one of MetaSolv’s management and employees will be joining the Oracle Business Unit in further expanding the domain knowledge that Oracle has in this industry and this is again consistent with what Oracle has already done in retail and financial services.

For some of our partners – I’m on Slide Number 11. The expected benefits for our partners is this further expands the solution portfolio that we can work together – whether it is with network equipment providers – especially now with OSS, there’s a very strong relationship and MetaSolv and David can talk about that also – how they work very closely with multiple network equipment providers in building and deploying cartridges, and also the ability to manage inventory across multiple network elements.

This solution further extends our relationship with system integrators around the world because now we bring to them a much more tightly integrated technology solution that they can leverage in deploying end-to-end business applications to our customers. Our delivery model is extremely complementary to system integrators and the internal IT Organizations of our customers.

And we will continue to support other OSS-ISCs from a technology infrastructure point of view; and as I said, we will be using – you know – open standards integrating our applications and also the same with other independent software vendors.

At this point, I’ll turn stage to David Sharpley.

David?

David Sharpley:	Thank you Bhaskar.

We’re now on Slide 12; and again, we have a combination of both Oracle and MetaSolv customers on the call here with us today. I’d like to take a few minutes just to provide you a brief overview of MetaSolv.

First, MetaSolv was founded in 1992 and has been solely focused on enabling automated service fulfillment for service providers worldwide. Our team of 420 employees have deep industry experience and domain knowledge in helping operators streamline their fulfillment processes.

The value MetaSolv brings to operators worldwide in supporting wholesale network transformations as they move from next-generation mobile and IP-base networks has been recognized by the market. Industry analyst firms such as OSS Observer have identified MetaSolv as the market leader in service activation and a leader in inventory management and of provisioning.

Furthermore, in a market perception study undertaken by heavy reading, MetaSolv ranked Number 1 in Market Perception in the Service Activation, Number 2 in Service Provisioning, and the Number 4 Brand Overall; yet the top ranking service fulfillment ISB.

MetaSolv is clearly at the forefront of the OSS Industry – a key leader in what Bhaskar talked about in terms of the development of industry standards and a recognized industry thought leader. Again, these market credentials are really a reflection of the unique value operators haven’t been able to achieve through an investment in MetaSolv Software.

I’ll go to the next Slide – Slide 13. The announcement of the agreement on Monday whereby Oracle will acquire MetaSolv Software is in fact a validation of MetaSolv’s long-standing strategy. While MetaSolv has expanded its global presence in the goal of better serving our customers, the combination with Oracle and the creation of the CGBU will rapidly accelerate our ability to meet the growing needs of service providers on a global scale.

Secondly, MetaSolv has been focused on enabling network and service transformation – an area where key MetaSolv success of late whereby operators are seeking to support an ever-increasing array and complexity of bundled 2.5 and 3G mobile, broadband and IP-base services. By combining with Oracle, our renewed value proposition in these key domains will be enhanced.

Finally, in 2006 MetaSolv announced a series of new products and product releases; such as our announcement last week at our Annual Provisioning Symposium how – of our Provisioning 6 Product. Early in the year, we also announced a new Configuration Management product currently being deployed at one of the largest IP networks in the world; and finally, our subscriber and service activation product which were being seen as a key tenet in next-generation IMS BaseStar.

Our combination with Oracle will again accelerate and ensure MetaSolv’s product innovation continues. So again, this announcement is a validation of our strategy and a reflection upon our success in executing against these core-strategic principles.

Slide 14 – MetaSolv will review – I’d like to quickly provide an overview of MetaSolv primarily for those that may not be familiar with us and our core-value proposition.

As Bhaskar indicated, MetaSolv has a comprehensive portfolio enabling the delivery of next-generation services through an integrated yet modular service fulfillment Suite. This Suite addresses key service provider requirements across Provisioning or Complex Order Management, Inventory Management, and Service Activation. From a provisioning perspective this includes the ability to coordinate all service or network delivery activities whether manual or automated or internal/external to an operator’s environment.

We also have a leading inventory management capability where we can enable enterprise-wide inventory management for physical assets, logical components, as well as their underlying relationship between subscribers and their services.

The third key component in our Software Suite is our Activation capability where we can activate any service over any network vendor element supporting other complex services such as MPLS-base VPNs, or high-volume subscriber services such as IPTV and Voice Over IPs. MetaSolv today has some 90 activation deployments activating over 200 million subscribers worldwide for such services.

A key differentiator – as I mentioned – is our ability to deliver these three components in either a modular or integrated fashion. In addition – as Bhaskar highlighted – we also have a single-service creation environment that both sees and simplifies the configuration of the entire Suite enabling rapid time to market for service providers as they seek to launch new services and create new service bundles to maintain their competitiveness.

Similar to Oracle, MetaSolv’s philosophy has been to follow Enterprise Software Principles whereby we seek to maximize functionality within the Suite through configuration while minimizing customizations of the core product.

Finally, MetaSolv’s Fulfillment Suite is market-proven and deployed in some 170 service providers worldwide across all services. The experience gained through our deployment in such Tier 1 operator environment, our underlying portfolio architecture ensures operators can leverage MetaSolv as they scale to support the needs of high-volume next-generation services.

Next Slide – Slide 15 – this announcement is exciting for MetaSolv shareholders, MetaSolv employees, MetaSolv partners; but more importantly, this announcement provides significant value to our most important asset – MetaSolv customers.

First, our products are highly complementary with Oracle; and through this combination – as Bhaskar highlighted – you will have a unique campaign to cache, end-to-end communications software Suite. This combination will also secure your investment in MetaSolv’s products and our vision.

MetaSolv management employees will form an integral part of the Communications Global Business Unit led by Bhaskar Gorti. This will ensure your investment is protected and the key industry domain knowledge and expertise is retained.

Our combined goal is to ensure there is no disruption through existing projects and deployment. Both MetaSolv and Oracle are committed to your success. Customers will also benefit from leveraging Oracle’s Global 24 by 7 support and services team.

Again, we see this combination as a natural evolution for MetaSolv, a reflection of our strategy of providing real benefits to those that who invested in MetaSolv products.

Next Slide – Slide 16 – I’d like to take the opportunity to thank all MetaSolv customers for their continued loyalty and support; and again, the MetaSolv and Oracle teams are committed to your success. We’ll be operating in a business-as-usual environment; and if you have any questions, please do not hesitate to contact your local MetaSolv representative.

Bhaskar Gorti:

Thanks David, and I also wanted to just reiterate three key points here which hopefully between my presentation and David’s, you have seen this and actually feel it. We are very, very excited here at Oracle in bringing a market-leading end-to-end BSS-OSS Software Applications Suite to the industry.

You know – we have been – we launched it this week at OpenWorld. So far in the discussions we have had with our customers, with the industry analysts, and with some of our key partners, it has been very well received; and we are very excited about this opportunity.

Second, I think it is very important that all of you do continue to experience the same quality and domain excellence that you have seen from MetaSolv management and employees, and so, we are very excited that they bring a significant industry knowledge to the communications business at Oracle.

And lastly, as we finish this transaction and roll the two companies together, we will strive our best and continue meeting the existing commitments that we have made to you and bring further extended solutions to you as soon as we can.

So I want to thank you all for this opportunity; and if you need any further information, Oracle customers and partners will continue and please continue to work with your respective contacts, or you can go to www.Oracle.com/MetaSolv to find further information about this acquisition and the benefits and the next steps.

With that, Andrea?

Andrea Ward:	Thank you very much for joining our call today. Looks – we look forward to continuing to communicate with you as this merger progresses; and thank you again for joining the call.

Operator:	Ladies and gentlemen, I do thank you for joining this call. The presentation covering this material will be available on the MetaSolv and Oracle website.

Once again, thank you for your participation. You may now disconnect and thank you for using ATT Teleconferencing.

END

Oracle and MetaSolv

Bhaskar Gorti, Senior Vice President & General Manager, Oracle

David Sharpley, Executive Vice President, Marketing and Product Management, MetaSolv

October 25, 2006

This document contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly, those statements regarding the effects of the proposed merger, and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Oracle and MetaSolv as of today’s date, and Oracle does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of Oracle, MetaSolv or the combined company and actual results may vary materially from the results and expectations expressed in, or implied by, these forward-looking statements. For instance, while Oracle and MetaSolv have signed an agreement to merge, there is no assurance that they will complete the proposed merger. In the event the companies do not receive necessary approval of MetaSolv’s stockholders or government approvals or fail to satisfy conditions to closing, the merger agreement will terminate.

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 2

Agenda

The News

Strategic Rationale Expected Benefits MetaSolv Overview

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 3

Oracle in Communications

Supplying applications and infrastructure software to the industry since the mid-1980s

90% of Communications companies worldwide use Oracle applications and/or infrastructure software Nearly 700 Communications customers globally

19 of the world’s top 20 communications service providers run Oracle applications Oracle’s existing offering for the Communications industry has significant breadth

Portal Billing and Revenue Management Oracle E-Business Suite for ERP/SCM Siebel Systems for CRM and Analytics PeopleSoft for HCM

TimesTen and Sleepycat for real-time data management HotSip and Net4Call for the Oracle Service Delivery Platform Data Hubs for customer and product master data management

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 4

The News

Oracle to acquire MetaSolv, a leading provider of Operational Support Systems (OSS) for the Communications Industry

Expands Oracle’s Communications Suite to include Provisioning, Network Inventory and Activation solutions Transaction subject to normal regulatory approvals and expected to close in late 2006 or early 2007

The combination will provide a leading software solution for end-to-end Communications processes

Applications Including Billing, CRM, OSS, ERP, and Service Delivery Platforms Technology including database and middleware

MetaSolv’s management and employees will become a part of Oracle’s Communications Global Business Unit

Build on a dedicated team focused on packaged software solutions for the Communications industry Retain domain expertise and customer relationships Provide a smooth transition for customers without interruption

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 5

Communications Global Business Unit

Industry leading domain expertise Focused product R&D and solution expansion Dedicated sales & delivery organization Support continuity & investment Direct customer feedback & engagement Leverage the larger technology investments of Oracle

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 6

OSS is the Next Logical Focus for Oracle

Operational Support Systems (OSS) is the fastest growing IT domain in the Communications Industry

Deployment of Mass-Market Broadband is requiring the transition to Next Generation Networks Increased complexity of IP-services, including VoIP, and IP-TV is driving the replacement of high-TCO infrastructure Transition to all-IP and IMS-driven service convergence network infrastructure promotes the deployment of standard packaged software

The combination of Oracle and MetaSolv has the ability to lead the shift to product based solutions in OSS

MetaSolv offers a comprehensive, proven OSS Suite for multi-service communications service providers, with a focus on next generation networks and services Both companies share a common philosophy of integrated, modular product based solutions that are implemented through configuration, rather than customisation Both support next generation services and networks Oracle has a global presence that can help facilitate change

Combination will increase Oracle’s addressable customer base and strengthens its position in the industry

Significant customer commonality provides immediate benefits

Oracle will be a leading packaged application vendor in the communications industry Additive to Oracle’s goal to become #1 globally in applications

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 7

End-to-End Communications Suite

Provides a Single Campaign-to-Cash Software Suite

Incorporates OSS, CRM, Revenue Management and ERP applications Manages customer interactions, revenue realization and automated service fulfillment to optimize processes Lowers transaction costs and accelerates time-to-revenue

Improves Network Asset Management

Tracks and manages the entire life cycle of costly network assets

Improves efficiency and helps maximize asset utilization by accurately managing and accounting for assets from initial procurement through to customer production Reduces capital expenditures

Rapid Time-to-Market for New Services

Streamlines and automates product/service creation, pricing, packaging and definition Provides a single view of customers, products, and services and their relationship to the underlying network will allow service providers Enhances competitiveness through the rapid introduction of innovative services

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 8

Integrated Communications Application Suite

Customers

Business Support Systems

Customer Billing & Financial Relationship Revenue Management Management Management

Operations Support Systems Provisioning Inventory

Mediation Discovery Activation Configuration

Analytics

Service Creation

Service Delivery Platform Networks

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 9

Expected Oracle Customer Benefits

Communications service providers have told Oracle that accessing an integrated packaged applications suite is one of their highest priorities

Combination of MetaSolv and Oracle will provide a catalyst to simplify their architectures and move to enterprise-wide product-based solutions

Complementary product offerings form a packaged software offering that addresses the business processes for Service Providers

Streamline Service Fulfilment

Comprehensive Network Lifecycle Management Simplification of Service Creation

Acquisition is consistent with Oracle’s intent to develop deep industry functionality and focus

Transaction expands industry expertise, complements Oracle’s applications and technology, and creates new growth opportunities Delivered by industry experts with significant domain knowledge Continues Oracle’s strategy of addressing specific industries, which has included Communications, Retail and Financial Services

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 10

Expected Partner Benefits

Leverage partner relationships to address customer needs for OSS (Provisioning, Network Inventory and Activation), Billing, CRM, ERP, analytics and infrastructure software

Benefit from Oracle’s worldwide resources and partner investment Benefit from MetaSolv’s best-in-class OSS suite solutions Protects partners’ investments and experience with MetaSolv

Continue partnering with Network Equipment Manufacturers in the Activation and Network Inventory domains Continue commitment work with leading systems integrators

Larger footprint from Oracle simplifies choices for SIs Complementary delivery model

Commitment to continue supporting other OSS ISVs

For provision of Oracle’s infrastructure software (RDBMS, In-Memory Database, Middleware, BI) For integration between ISVs and Oracle’s enterprise applications Provision of technology support and collaboration will be conducted independently from MetaSolv Software

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 11

About MetaSolv

MetaSolv has a history of delivering leading OSS solutions for the communications industry

Founded in 1992 Total of 420 employees

With a strong R&D and Services team with deep industry knowledge and domain expertise

MetaSolv offers a comprehensive, modular suite for OSS service fulfilment with a focus on next generation networks and services

Includes Provisioning, Order Management, Network Inventory and Activation

MetaSolv is the only OSS software vendor to hold 3 top positions across the three key areas of OSS*

#1 in service activation and a 13% share #2 in service provisioning #3 in inventory management and a 12% share

MetaSolv is one of the most recognized and respected brands in the OSS market**

Ranked #1 in market perception for service activation and #2 in service provisioning Ranked # 4 overall in market perception across all OSS categories (highest ranking service fulfilment ISV)

*	OSS Observer: Market Share Report, February 2006)

** Source: OSS Market Perception Study, Heavy Reading, March 2005)

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 12

Acquisition Validates MetaSolv Strategy

Accelerates MetaSolv’s Global Expansion Enabling Network and Service and Network Transformation:

Broadband, IP, VoIP, Mobile

Transforming our Customer Base Delivering Product Innovation

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 13

MetaSolv Overview


Platform Enablers
Service Creation Environment
Cartridges
Monitoring
Reporting
MetaSolv Service Fulfillment Platform
Provisioning
Ordering
Service Provisioning
Inventory
Subscriber & Service
Network & Resource
Activation
Activation
Discovery
Configuration

- **MetaSolv has a comprehensive suite for OSS service fulfillment that enables automated service delivery and management of subscriber and services**
  - Addresses key service provider requirements as either a complete suite or on a modular basis
  - Rapid configuration and deployment through a single service creation environment
  - Supports all types of services including next-generation IMS, VoIP, IPTV, IP VPN, Broadband and Mobile services, as well as traditional voice and data services
- **Global Tier-One Customer Base of over 170 Service Providers**

ORACLE

The above is for informational purposes only and may not be incorporated into a contract.

Wednesday, 25 October 2006 Page 14

Expected MetaSolv Customer Benefits

MetaSolv applications supported and protected as the Service Fulfilment standard for the combined companies Stronger combined vendor with complementary products

Improved stability in a highly fragmented competitive landscape All of MetaSolv’s customers are currently Oracle technology customers Highly complementary combination of product offerings

Preserve customers investment in MetaSolv product and vision

Management & employees will continue as part of the Communications Global business unit within Oracle Current MetaSolv employees will provide retained industry domain expertise and knowledge

Provide smooth transition for customers without disruption

Enhanced support and services through scale

Global 24x7 support network for streamlined commercial relationship Extended partner ecosystem with increased investment Support and broaden relationship with MetaSolv alliance partners

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 15

Get answers

Between now and the close of this transaction:

Oracle Customers and Partners

Continue to work with their respective contacts www.oracle.com/metasolv

MetaSolv Customers and Partners

Continue to work with their respective contacts www.MetaSolv.com/oracle

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 16

The proposed merger will be submitted to the MetaSolv stockholders for their consideration and the Company will file with the SEC a proxy statement to be used by the Company to solicit the approval of the proposed merger by its stockholders, as well as other relevant documents concerning the proposed merger. You are urged to read the proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company at the SEC’s Internet Site (http://www.sec.gov). Copies of the proxy statement can also be obtained without charge, by directing a request to: MetaSolv Investor Relations, 5556 Tennyson Parkway, Plano, Texas 75024, or by telephone (972) 403-3000.

MetaSolv and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the Company’s definitive proxy statement dated April 10, 2006 in connection with the Company’s annual meeting of stockholders held on May 9, 2006 and by reading the proxy statement regarding the proposed merger when it becomes available.

The above is for informational purposes only and may not be incorporated into a contract. Wednesday, 25 October 2006 Page 17